Exhibit 10.1

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AND WAIVER

Dated as of March 18, 2005

Among

BOOTH CREEK SKI HOLDINGS, INC.

TRIMONT LAND COMPANY

SIERRA-AT-TAHOE, INC.

BOOTH CREEK SKI ACQUISITION CORP.

WATERVILLE VALLEY SKI RESORT, INC.

MOUNT CRANMORE SKI RESORT, INC.

SKI LIFTS, INC.

LMRC HOLDING CORP.

LOON MOUNTAIN RECREATION CORPORATION

LOON REALTY CORP.,

as Borrowers,

DRE, L.L.C.,

as Guarantor

THE LENDERS PARTY HERETO,

as Lenders

and

U.S. BANK NATIONAL ASSOCIATION,

as Agent for the Lenders

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Sixth Amendment”) is entered into as of March 18, 2005 by and among BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, “BCS Holdings”), BOOTH CREEK SKI ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, “BCS Acquisition”), TRIMONT LAND COMPANY, a California corporation (together with its successors and assigns, “TLC”), SIERRA-AT-TAHOE, INC., a Delaware corporation (together with its successors and assigns, “Sierra-at-Tahoe”), WATERVILLE VALLEY SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, “Waterville”), MOUNT CRANMORE SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, “Cranmore”), SKI LIFTS, INC., a Washington corporation (together with its successors and assigns, “Ski Lifts”), LMRC HOLDING CORP., a Delaware corporation (together with its successors and assigns, “LMRC Holding”), LOON MOUNTAIN RECREATION CORPORATION, a New Hampshire corporation (together with its successors and assigns, “Loon”), and LOON REALTY CORP., a New Hampshire corporation (together with its successors and assigns, “Loon Realty,” and together with BCS Holdings, BCS Acquisition, TLC, Sierra-at-Tahoe, Waterville, Cranmore, Ski Lifts, LMRC Holding and Loon, the “Borrowers”, and each a “Borrower”), as borrowers, DRE, L.L.C., a Delaware limited liability company (together with its successors and assigns, the “Guarantor”), as guarantor, the lenders from time to time party to the Credit Agreement described below (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION (successor to Fleet National Bank, f/k/a BankBoston, N.A.), as agent, (the “Agent”) for itself and the other Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement described below.

Recitals

The Borrowers, the Guarantor, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of March 15, 2002 (as amended, supplemented or otherwise modified through the date of this Sixth Amendment, the “Credit Agreement”). The Borrowers and the Guarantor have informed the Agent and U.S. Bank National Association, as the sole Lender under the Credit Agreement (the “Sole Lender”), that the following Events of Default (the “Designated Defaults”) have occurred and exist under the Credit Agreement: (a) the Loan Parties and their Subsidiaries have failed to earn Consolidated Resort EBITDA for the four consecutive fiscal quarter period ended January 28, 2005 of at least $19,500,000, as required by Section 5.5(a) of the Credit Agreement, (b) the Loan Parties and their Subsidiaries have failed to maintain, as of January 28, 2005, for the four consecutive fiscal quarter period ended on such date, a ratio of (i) Consolidated EBITDA, less Sustaining Capital Expenditures, less cash income taxes actually paid during such period to (ii) Consolidated Debt Service of not less than 1.10-to-1.0, as required by Section 5.5(b) of the Credit Agreement, (c) the Borrowers have failed to comply with the requirement of Section 2.2(c) of the Credit Agreement applicable during the Designated Cleanup Period commencing between January 15 and February 28, 2005 the (the “2005 Cleanup Period”), and (d) the Borrowers have failed to maintain aggregate balances in their accounts with the Agent during the 2005 Cleanup Period in an amount exceeding the Letter of Credit Exposure, as required by Section 5.19 of the Credit Agreement. The Agent and the Sole Lender have agreed to waive the Designated Defaults on the terms and conditions herein, including (i) accelerating the Revolving Credit Termination Date and the Term Loan Maturity Date to May 31, 2005, (ii) reducing the Maximum Revolving Credit Amount to $18,000,000, (iii) limiting the amount of Capital Expenditures which the Loan Parties may incur, (iv) amending certain other covenants under the Credit Agreement, and (v) payment by the Loan Parties of certain amendment fees, and the Loan Parties have agreed to the terms and conditions herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and subject to the conditions to effectiveness specified in Section 5, the Borrowers, the Guarantor, the Lenders and the Agent hereby amend the Credit Agreement and agree as follows:

Section 1. Definitions.

(a) The definitions of “Interest Period,” “Maximum Revolving Credit Amount,” “Revolving Credit Termination Date” and “Term Loan Maturity Date” are hereby deleted in their entirety and the following new definitions substituted therefore:

“Interest Period” means with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one or two months thereafter, as the Borrowers may request as provided in Section 2.5(a) hereof, provided that:

(a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

(c) no Interest Period may end after the Revolving Credit Termination Date; and

(d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

“Maximum Revolving Credit Amount” means as of any date of determination, the lesser of (a) $18,000,000 or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to Section 2.12 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

“Revolving Credit Termination Date” means May 31, 2005.

“Term Loan Maturity Date” means May 31, 2005.

(b) Section 1.2 of the Credit Agreement is hereby amended to add a new definition of “Sixth Amendment” in alphabetical order, as follows:

“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Credit Agreement and Waiver dated as of March 18, 2005 by and among the Borrowers, the Guarantor, the Lenders and the Agent.

Section 2. Amendments.

(a) Section 5.6 of the Credit Agreement is hereby amended by deleting paragraph (g) thereof in its entirety and substituting therefor the following:

(g) To the extent permitted by Section 5.8(g) or (i), Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests or mortgages incurred prior to March 18, 2005; provided, however, that the aggregate principal amount of all Indebtedness permitted to be incurred by this Section 5.6(g) after the Restatement Date shall not exceed $5,000,000 at any one time outstanding.

(b) Section 5.9 of the Credit Agreement is hereby amended by deleting paragraph (g) thereof in its entirety and substituting therefor the following:

(g) Investments consisting of loans to employees of any of the Loan Parties provided that the aggregate outstanding principal amount of such loans shall not at any time exceed $20,000.

(c) Section 5.9 of the Credit Agreement is hereby further amended by deleting paragraphs (l) and (m) thereof in their entirety and substituting therefor the following:

[Intentionally omitted]

(d) Article 5 of the Credit Agreement is hereby amended by deleting Sections 5.10, 5.11, 5.12, and 5.18 thereof in their entirety and substituting therefor the following:

Section 5.10. Distributions. None of the Loan Parties and their Subsidiaries shall make any Distribution except that the Loan Parties may (a) pay dividends through the issuance of their Stock and (b) make Distributions described in clause (v) of the definition thereof.

Section 5.11. Capital Expenditures. From and after March 18, 2005, the Loan Parties will not make or incur (a) any Capital Expenditure or series of related Capital Expenditures in excess of $250,000 (except for the buyout by TLC of certain leases of snow-making equipment in an aggregate amount not to exceed $800,000) or (b) an aggregate amount of Capital Expenditures in excess of $3,000,000.

Section 5.12. Merger and Dispositions of Assets; Release of Liens; Use of Certain Proceeds. None of the Loan Parties will become a party to any merger or consolidation, and none of the Loan Parties will sell, sell and lease back, lease, sublease or otherwise dispose of any of its assets or interests therein except for (a) sales of inventory and timber in the ordinary course of business, (b) other sales of real property or tangible personal property after March 18, 2005 in an aggregate amount not to exceed $250,000, and (c) renewals of leases by the Loan Parties, as lessor, in the ordinary course of business on substantially similar terms.

Section 5.18. Permitted Management Fees. The Loan Parties shall not pay management fees to any person, except for the payment after March 18, 2005 of an aggregate of $25,000 of management fees.

Section 3. Waiver. The Lenders hereby waive any Default or Event of Default arising as a result of the (a) failure by the Borrowers to satisfy Sections 5.5(a) and (b) of the Credit Agreement for the four consecutive quarter period ending January 28, 2005 or any related failure to satisfy Section 6.3 of the Credit Agreement based on the Borrowers’ financial and operating performance through January 28, 2005, (b) the failure of the Borrower to satisfy the requirements of Section 2.2(c) of the Credit Agreement for a thirty (30) day period (the “2005 Designated Cleanup Period”) commencing between January 15 and February 28, 2005, and (c) the failure of the Borrower to satisfy the requirements of Section 5.19 of the Credit Agreement during the 2005 Designated Cleanup Period. This waiver is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement, and shall not constitute a course of dealing between the parties.

Section 4. Release. Each Loan Party acknowledges and agrees that: (a) it has no claim or cause of action against any of the Agent or the Lenders (or any of their respective directors, officers, employees, agents, representatives, affiliates or attorneys) with respect to the Credit Agreement or any other Lender Agreements; (b) it has no offset right, right of recoupment counterclaim or defense of any kind against any of the Lender Obligations; and (c) the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties under the Credit Agreement and all other Lender Agreements. For and in consideration of the agreements contained in this Sixth Amendment and other good and valuable consideration, each Loan Party unconditionally and irrevocably releases, waives and forever discharges the Agent and the Lenders, together with their respective successors, assigns, subsidiaries, affiliates, agents and attorneys (collectively, the “Released Parties”), from: (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to the Loan Parties or any of them as a result of any matter, and (y) all claims, offsets, rights of recoupment, causes of action, suits or defenses of any kind whatsoever (if any), which the Loan Parties or any of them might otherwise have against the Released Parties or any of them, in the case of (x) and (y) upon or by reason of or in respect of any condition, act, omission, event, contract, liability, obligations, indebtedness, claim, cause of action, defense, circumstance or matter of any kind arising prior to the date of this Sixth Amendment under the Credit Agreement or any other Lender Agreements, provided that the Agent and the Lenders shall continue to be bound from and after the date hereof by their obligations under the Credit Agreement and the other Lender Agreements.

Section 5. Effectiveness; Conditions to Effectiveness. This Sixth Amendment shall become effective as of March 18, 2005 upon execution hereof by the Borrowers, the Guarantor, U.S. Bank National Association as the Sole Lender and the Agent and satisfaction of the following conditions:

(a) Amendment Fee. The Sole Lender shall have received the Amendment Fee due on the date hereof as provided in the Fee Letter of even date herewith between the Loan Parties and the Sole Lender (the “Fee Letter”).

(b) Opinion of Counsel. The Borrowers agree to provide to the Agent on or before March 23, 2005 an opinion of Loeb & Loeb LLP, counsel to the Borrowers, in form and substance satisfactory to the Agent.

Section 6. Representations and Warranties; No Default. The Loan Parties (a) confirm to the Lenders their representations and warranties set forth in Article 6 of the Credit Agreement (after giving effect to this Sixth Amendment) (except as to transactions permitted under the Credit Agreement and matters previously described in a Compliance Certificate delivered to the Agent or in this Sixth Amendment, except to the extent that any representation or warranty expressly relates to an earlier date and except that references in Article 6 of the Credit Agreement to the 2001 Financial Statements shall be deemed to refer to the 2004 Financial Statements) as of the date hereof, as if set forth herein in full and (b) hereby represent and warrant that this Sixth Amendment and the Fee Letter have been duly authorized, executed and delivered by and constitute the legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their terms. The Loan Parties certify that, after giving effect to this Sixth Amendment, (i) no Default exists under the Credit Agreement and (ii) no “Default” exists under the Senior Indenture, as defined therein.

Section 7. Miscellaneous. The Borrowers, jointly and severally, agree to pay on demand all of the Agent’s reasonable expenses in preparing, executing and delivering this Sixth Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent’s special counsel, Goodwin Procter LLP. This Sixth Amendment shall be a Lender Agreement and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Borrowers, the Guarantor, the Sole Lender and the Agent have caused this Sixth Amendment to Amended and Restated Credit Agreement and Waiver to be executed by their duly authorized officers as of the date first set forth above.

BOOTH CREEK SKI HOLDINGS, INC.
BOOTH CREEK SKI ACQUISITION CORP.
TRIMONT LAND COMPANY
SIERRA-AT-TAHOE, INC.
WATERVILLE VALLEY SKI RESORT, INC.
MOUNT CRANMORE SKI RESORT, INC.
SKI LIFTS, INC.
LMRC HOLDING CORP.
LOON MOUNTAIN RECREATION CORPORATION
LOON REALTY CORP., as Borrowers

By:	/s/ Elizabeth J. Cole
Name:	Elizabeth J. Cole
Title:	Executive Vice President

DRE, L.L.C., as Guarantor

By:	Ski Lifts, Inc., its Manager

	By:	/s/ Ross Agre
	Name:	Ross Agre
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Agent and as Sole Lender

By:	/s/ George E. Adams
Name:	George E. Adams
Title:	Senior Vice President